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FOR IMMEDIATE RELEASE

COMPANY CONTACT:
Jennifer Carberry
NYFIX, Inc.
(203) 425-8000 or
info@nyfix.com
www.nyfix.com

                          NYFIX VOTED BEST SELLSIDE OMS

STAMFORD,  CT,  DECEMBER 13,  2004:  NYFIX,  INC.  (NASDAQ:  NYFX),  A LEADER IN
technology solutions for the financial  marketplace,  today announced it had won
"Best Sellside Order Management System" for 2004 by Waters Magazine.

NYFIX Platinum,  the Company's  combined listed and Nasdaq order  management and routing platform earned NYFIX top billing this year. "What clearly impressed our editors was the new NYFIX Platinum order management  system (OMS).  Specializing in real-time order management,  as well as routing and STP solutions,  NYFIX has firmly  established  its  combined  Listed  and OTC  NYFIX  Platinum  OMS in the marketplace. This OMS integrates NYFIX's listed trading workstation,  FIXTrader, with the Renaissance Market Access workstation for Nasdaq trading.  The Platinum platform is designed to manage trade  workflows  while tackling the  ever-vexing challenge of reaching straight through  processing.  Through  Platinum's central order  screen,  listed  users can  access  institutions,  broker/dealers,  floor booths,  independent $2 brokers,  and ECNs/ATSes," said Waters. The Company also earned high marks for its wide range of trading products.

"We are pleased to be recognized as the best sellside OMS. As a long time leader in the listed OMS space,  it is gratifying  to see that our new offering  "NYFIX
Platinum" has been so well received. We are committed to providing the best -of-
breed customer  support and the leading edge  technology that our customers need to provide  best  execution  for their  customers,"  commented  Keith  Jamaitis,
President of NYFIX USA.

ABOUT NYFIX, INC.

NYFIX,  INC.  is an  established  provider  to the  domestic  and  international financial  markets  of  trading  workstations,  middle-office  trade  automation technologies and trade communication  technologies.  Our NYFIX Network is one of the industry's  largest networks,  connecting  broker-dealers,  institutions and exchanges.  In addition to our headquarters in Stamford, we have offices on Wall
Street in New York City, in London's Financial District,  in Chicago, and in San
Francisco.  We operate three data centers in the northeastern United States with additional data center hubs in London,  Amsterdam, Hong Kong and Tokyo. For more information, please visit www.nyfix.com and www.javtech.com.

THIS  PRESS  RELEASE  CONTAINS  CERTAIN  FORWARD-LOOKING  STATEMENTS  WITHIN THE
MEANING OF SECTION 27A OF THE  SECURITIES  ACT OF 1933, AS AMENDED,  AND SECTION
21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE
COVERED BY THE SAFE HARBORS  CREATED  THEREBY.  INVESTORS ARE CAUTIONED THAT ALL
FORWARD-LOOKING  STATEMENTS  INVOLVE RISKS AND  UNCERTAINTY,  INCLUDING  WITHOUT
LIMITATION,  THE  ABILITY OF THE  COMPANY TO MARKET AND  DEVELOP  ITS  PRODUCTS.
ALTHOUGH   THE   COMPANY   BELIEVES   THAT  THE   ASSUMPTIONS   UNDERLYING   THE
FORWARD-LOOKING   STATEMENTS  CONTAINED  HEREIN  ARE  REASONABLE,   ANY  OF  THE
ASSUMPTIONS COULD BE INACCURATE,  AND THEREFORE,  THERE CAN BE NO ASSURANCE THAT
THE  FORWARD-LOOKING  STATEMENTS INCLUDED IN THIS PRESS RELEASE WILL PROVE TO BE
ACCURATE.   IN  LIGHT  OF  THE   SIGNIFICANT   UNCERTAINTIES   INHERENT  IN  THE
FORWARD-LOOKING  STATEMENTS  INCLUDED HEREIN,  THE INCLUSION OF SUCH INFORMATION
SHOULD NOT BE REGARDED

AS A  REPRESENTATION  BY THE COMPANY OR ANY OTHER PERSON THAT THE OBJECTIVES AND
PLANS OF THE COMPANY WILL BE ACHIEVED.